Exhibit 99.1

TowerBrook and Further Global Complete Acquisition of ProSight and Appoint Jonathan Ritz as CEO

NEW YORK, LONDON, and MORRISTOWN, NJ – August 4, 2021 – TowerBrook Capital Partners L.P. (“TowerBrook”), an international investment management firm, and Further Global Capital Management (“Further Global”), a private equity firm focused on the financial services industry, today announced the completion of the acquisition of ProSight Global, Inc. (“ProSight”), a domestic specialty insurance holding company.

Concurrently with the transaction close, Jonathan Ritz has been named CEO of ProSight. Mr. Ritz was previously President of Aspen Insurance Holdings Limited, Chief Operating Officer of Validus Holdings Limited, and CEO of Validus Specialty.

“We are keenly focused on the expansion of ProSight’s portfolio of specialty insurance products and positioning the company for long-term profitability,” said Jonathan Ritz. Mr. Ritz added, “Building upon our existing programs and quality partnerships while enhancing our capabilities through targeted investment in people and technology will enable us to accelerate growth and provide our customers with a superior experience. This foundation has also allowed us to attract a Board comprised of a majority of independent directors who are accomplished financial services executives and share our vision, and as such, I am confident they will contribute meaningfully to our long-term success.”

“Our newly constituted Board is excited to work with TowerBrook, Further Global and the ProSight executive team in maintaining a strong governance culture while supporting and encouraging the thoughtful expansion of ProSight’s business” said Stan Galanski, newly appointed Chairman of the Board. Mr. Galanski was formerly President and CEO of The Navigators Group, Inc. Also joining as independent Directors are:

Michael Angelina, Former Chief Risk and Chief Actuary Officer for Endurance Specialty Holdings,

Karin Hirtler-Garvey, Former Chief Risk Officer for Ally Financial;

Andy Pinkes, Former EVP and Global Head of Claims and Insurance Operations for XL Group; and

Bruce Kessler, Retired SVP, Chubb Group and President of Ace Westchester Specialty.

About ProSight Global, Inc.

Founded in 2009 and headquartered in Morristown, New Jersey, ProSight is a specialty property and casualty insurance holding company, providing a wide range of property and liability solutions to customers across the United States. ProSight ‘s insurance company subsidiaries are rated “A-” (Excellent) by A.M. Best. To learn more about ProSight visit www.prosightspecialty.com.

About TowerBrook

TowerBrook Capital Partners L.P. is an investment management firm that has raised in excess of $17.4 billion to date and has a history of creating value for investors. The firm is co-headquartered in New York and London and focuses on making investments in companies headquartered in North America and Europe. TowerBrook’s private equity strategy primarily pursues control-oriented investments in large and mid-market companies, principally on a proprietary basis and often in situations characterised by complexity. TowerBrook’s structured opportunities strategy allows access to a broad array of opportunities, principally via structured asset and structured equity investments, enabling investment companies to access funding and expertise to support growth without ceding control. TowerBrook is a certified B Corporation. B Corporation certification is administered by the non-profit B Lab organisation and is awarded to companies that demonstrate leadership in their commitment to environmental, social and governance (ESG) standards and responsible business practices. For more information, please visit www.towerbrook.com.

About Further Global Capital Management

Further Global Capital Management is an employee-owned private equity firm that makes investments in businesses within the financial services industry. Further Global seeks to be a true partner with the management teams with whom it invests with an objective to be the “Capital Partner of Choice” to the industry. Further Global seeks out situations in which its extensive network, operational expertise and capital can drive significant value. Further Global has offices in New York and Toronto with broad support from its network of senior advisors and operating partners. For more information, please visit www.furtherglobal.com.

Media Contacts

TowerBrook:

Brunswick Group

Blake Sonnenshein / Alex Yankus

917.818.5204

towerbrookcapital@brunswickgroup.com

ProSight:

Ric Victores

818.230.8216

rvictores@prosightspecialty.com

FORWARD-LOOKING STATEMENTS

This press release may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of ProSight and certain plans and objectives of the Board of Directors of the company. All statements other than statements of historical or current facts included in this press release are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon the company’s current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although the company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. The company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Information on factors that may affect the business and financial results of the company can be found in the filings of the company made from time to time with the SEC. Unless indicated otherwise, the terms “ProSight,” and “company” each refer collectively to ProSight and its subsidiaries.